Rule 424(b)(2)
                                                Registration No. 333-75723


PRICING SUPPLEMENT NO. 42 dated April 24, 2001
to Prospectus Supplement dated April 30, 1999 and Prospectus dated April 30, 1999.

                  LEHMAN BROTHERS HOLDINGS INC.
                   Medium-Term Notes, Series F
             Due Nine Months or More From the Date of Issue
                         (Fixed Rate Coupon)

Cusip No.:                52517PRT0

Principal Amount:         $20,000,000.00

Net Proceeds:             $19,930,000.00

Price to Public:          100.0%

Agent's Commission:       .35%

Original Issue Date:      05/09/01

Interest Rate per Annum:  7.000%

Interest Payment Dates:  Monthly on the 9th, commencing on 06/09/01, subject to modified business day convention.

Call Option:             The issuer has the right to call the issue
                         every 1 month at par on or after May 9,
                         2004.  Call notice is 30 calendar days.

Maturity Date:            05/09/16

Authorized Denomination: $1,000 or any larger whole multiple.

Lehman Brothers Holdings Inc.

By:/s/Thomas OSullivan
Name: Thomas OSullivan
Title: Authorized Signatory